SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549




                            FORM 8-K




                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  November 18, 1994




                  CAPITAL CITY BANK GROUP, INC.
     (Exact name of registrant as specified in its charter)


        Florida                  0-13358                 59-2273542
(State of Incorporation) (Commission File Number) (IRS Employer Identification
                                                           Number)


          217 N. Monroe Street, Tallahassee, Florida   32301
         (Address of principal executive office)     (Zip Code)


Registrant's telephone number, including area code:  (904) 224-1171

               INFORMATION INCLUDED IN THE REPORT


Item 5.Other Events

     Capital City Bank Group, Inc. (the "Company") on November 10, 1994 announced the expansion of its Board of Directors to seven (7) persons, and the appointment of Cader B. Cox, III and John K. Humphress to fill such vacancies, effective as of November 18, 1994, and to serve until the 1995 Annual Meeting of Stockholders.


Item 7.Financial Statements and Exhibits

(c)  Exhibits

     Capital City Bank Group, Inc. Press Release, dated November 10, 1994

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 25th day of November, 1994.


CAPITAL CITY BANK GROUP, INC.




/s/_______________________________________________
   J. Kimbrough Davis
   Senior Vice President and
   Chief Financial Officer